UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2012

Midstates Petroleum Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35512	45-3691816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Post Oak Parkway, Suite 1900 Houston, Texas		77027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 595-9400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On April 19, 2012, Midstates Petroleum Company, Inc. (the “Company”), together with certain selling stockholders (the “Selling Stockholders”), entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives to the underwriters listed on Schedule I thereto (collectively, the “Underwriters”), providing for the offer and sale (the “Offering”) in a firm commitment underwritten offering of an aggregate of 27,600,000 shares of the Company’s common stock issued and sold by the Company at a price of $13.00 per share ($12.22 per share, net of underwriting discount). Pursuant to the Underwriting Agreement, the Underwriters were granted an option (the “Underwriters’ Option”) for a period of 30 days to purchase from certain Selling Stockholders up to an additional 3,600,000 shares of common stock, at the same price per share. On April 20, 2012, the Underwriters exercised the Underwriters’ Option in full.

In the Underwriting Agreement, the Company and the Selling Stockholders agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on April 25, 2012. The Company received proceeds from the Offering (net of underwriting discounts and commissions and after deducting estimated offering expenses) of approximately $219,960,000. The Company intends to use the net proceeds to redeem preferred units that were previously issued by an affiliate of the Company and to repay a substantial portion of its outstanding indebtedness under the Company’s revolving credit facility. The Company will not receive any proceeds from the sale of shares by the selling stockholders.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Master Reorganization Agreement

In connection with the Offering, the Company and certain of its equity owners engaged in a reorganization of its equity ownership pursuant to a Master Reorganization Agreement entered into by and among the Company and certain of its affiliates, certain members of the Company’s management and certain affiliates of First Reserve Corporation (“First Reserve”).

The reorganization consisted of the following steps:

•

the contribution by First Reserve of its interests in FR Midstates Holdings LLC (the entity through which First Reserve held its equity interest in Midstates Petroleum Holdings LLC) to First Reserve Midstates Interholding, L.P. (“FRMI”);

•	the contribution by Midstates Incentive Holdings LLC of its interest in Midstates Petroleum Holdings LLC to FRMI in exchange for limited partnership interests in FRMI;

•	the contribution by FRMI of its interest in FR Midstates Holdings LLC and Midstates Petroleum Holdings LLC to the Company in exchange for 24,329,756 shares of the Company’s common stock;

•	the contribution by certain member of management of their interests in Midstates Petroleum Holdings LLC to the Company in exchange for 294,990 shares of the Company’s common stock;

•	the merger of Midstates Petroleum Holdings, Inc. into the Company as a result of which the shareholders of Midstates Petroleum Holdings, Inc. will receive 10,786,485 shares of the Company’s stock;

•	the merger of certain affiliates of First Reserve into the Company as a result of which First Reserve will receive 12,220,364 shares of the Company’s common stock; and

•	the dissolution of FR Midstates Holdings LLC and Midstates Petroleum Holdings LLC.

As a result of the steps taken pursuant to the Master Reorganization Agreement, Midstates Petroleum Company, LLC became a direct, wholly owned subsidiary of the Company.

Stockholders’ Agreement

In connection with the closing of the Offering, the Company has entered into a Stockholders’ Agreement with certain of its equity owners. The Stockholders’ Agreement limits the ability of FRMI and certain members of the Company’s management team to transfer any shares of their common stock, subject to certain limited exceptions.

Under the terms of the Stockholders’ Agreement, FRMI received the right to nominate three members of the Company’s board of directors so long as FRMI holds at least 25% of the outstanding shares of the Company’s common stock. The Stockholders’ Agreement requires the stockholders party thereto to take all necessary actions; including voting their shares of common stock, for the election of FRMI’s nominees and the board’s other nominees.

The Stockholders’ Agreement also contains provisions with respect to demand registration rights and piggy-back registration rights as described in the Prospectus. In addition, for three years or for so long as FRMI holds at least 35% of the outstanding shares of our common stock, the Stockholders’ Agreement contains provisions restricting the Company’s ability to engage in certain types of transactions or to take certain actions, including an actual or potential change in control or change in the Company’s management, without the consent of FRMI.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The description of the Master Reorganization Agreement provided above under Item 1.01 (and as defined therein) is incorporated in this Item 2.01 by reference. A copy of the Master Reorganization Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this Item 2.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The description in Item 2.01 above regarding the issuance by the Company of shares in connection with the consummation of the transactions contemplated by the Master Reorganization Agreement is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act contained in Section 4(2) thereof.

Item 3.03 Material Modification to Rights of Security Holders.

The description of the Stockholders’ Agreement provided above under Item 1.01 (and as defined therein) is incorporated in this item 3.03 by reference. A copy of the Stockholders’ Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this item 3.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation of Midstates Petroleum Company, Inc.

On April 24, 2012, prior to the closing of the Offering, the Company amended and restated its Certificate of Incorporation (as amended, the “Certificate of Incorporation”). A description of the Certificate of Incorporation is contained in the Prospectus in the section entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are not complete and each is qualified in its entirety by reference to the full text of the Certificate of Incorporation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Amended and Restated Bylaws of Midstates Petroleum Company, Inc.

On April 24, 2012, immediately prior to the closing of the Offering, the Company amended and restated its Bylaws (as amended, the “Bylaws”). A description of the Bylaws is contained in the Prospectus in the section entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are not complete and each is qualified in its entirety by reference to the full text of the Bylaws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 7.01 Regulation FD Disclosure.

On April 19, 2012, the Company announced it had priced its initial public offering of 24,000,000 shares of common stock. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated April 19, 2012, by and among the Company, the Selling Stockholders named therein and the Underwriters named therein.

2.1	Master Reorganization Agreement, dated April 24, 2012, by and among the Company and certain of its affiliates, certain members of the Company’s management and certain affiliates of First Reserve.

3.1	Amended and Restated Certificate if Incorporation of Midstates Petroleum Company, Inc.

3.2	Amended and Restated Bylaws of Midstates Petroleum Company, Inc.

10.1	Stockholders’ Agreement among Midstates Petroleum Company, Inc. and certain equity owners.

99.1	Press Release dated April 19, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: April 25, 2012	By:	/s/ Thomas L. Mitchell
Thomas L. Mitchell
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated April 19, 2012, by and among the Company, Inc., the Selling Stockholders named therein and the Underwriters named therein.

2.1	Master Reorganization Agreement, dated April 24, 2012, by and among the Company and certain of its affiliates, certain members of the Company’s management and certain affiliates of First Reserve.

3.1	Amended and Restated Certificate if Incorporation of Midstates Petroleum Company, Inc.

3.2	Amended and Restated Bylaws of Midstates Petroleum Company, Inc.

10.1	Stockholders’ Agreement among Midstates Petroleum Company, Inc. and certain equity owners.

99.1	Press Release dated April 19, 2012.